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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Genworth Life and Annuity Insurance Company:

   We consent to the use of our report dated April 3, 2017, with respect to the Genworth Life and Annuity Insurance Company and subsidiaries consolidated financial statements, included in the Statement of Additional Information which is part of the registration statement (No. 333-62695) on Form N-4 and to the reference to our firm under the heading "Experts" in the Statement of Additional Information.

/s/  KPMG LLP

Richmond, Virginia
April 26, 2017

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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Genworth Life and Annuity Insurance Company:

   We consent to the use of our report dated April 17, 2017, with respect to the Genworth Life & Annuity VA Separate Account 1 financial statements, included in the Statement of Additional Information which is part of the registration statement (No. 333-62695) on Form N-4 and to the reference to our firm under the heading "Experts" in the Statement of Additional Information.

/s/  KPMG LLP

Richmond, Virginia
April 26, 2017